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                                                                    EXHIBIT 10.7

                              UGI BORDEAUX HOLDING
                         Societe par Actions Simplifiee
                         Au capital de 85.568.435 euros
                    Siege Social : Immeuble les Renardieres,
                      3, place de Saverne, 92400 Courbevoie
                            452 431 232 RCS Nanterre

                                  18 June 2004

AGZ HOLDING
Immeuble Les Renardieres
3 place de Saverne
92400 Courbevoie

CALYON (as Facility Agent on behalf of the Lenders)
Financements d'Acquisition
81 rue de Richelieu
75002 Paris

Dear Sirs,

SENIOR FACILITIES AGREEMENT DATED 26 JUNE 2003 BETWEEN AMONG OTHERS AGZ HOLDING AS PARENT, THE COMPANIES NAMED THEREIN AS BORROWERS AND GUARANTORS, CALYON AS MANDATED LEAD ARRANGER, FACILITY AGENT AND SECURITY AGENT AND THE LENDERS NAMED THEREIN (AS AMENDED FROM TIME TO TIME, THE "FACILITIES AGREEMENT")

We refer to the Facilities Agreement and to a 4th amendment thereto dated the date hereof (the "AMENDMENT"). Unless otherwise defined in this letter, words and expressions defined in the Facilities Agreement and in the Amendment have the same meaning when used in this letter.

This is the UGI Bordeaux Letter of Undertakings referred to in the Amendment.

In consideration of your agreement to UGI Bordeaux becoming the tax consolidating company of the Group, UGI Bordeaux undertakes to Calyon, acting for itself and as Facility Agent on behalf of the Lenders, that it will fully comply with the terms of the Tax Consolidation Agreement and, in particular, that it will pay and reallocate, on the due date for payments as provided under the Tax Consolidation Agreement, the tax savings that the Parent would have retained had the initial tax consolidated group remained in place.

UGI Bordeaux further undertakes that if such payments were made to the Parent in the form of subsidies, the rights of UGI Bordeaux to the reimbursement of such subsidies shall be fully subordinated to the rights of the Finance Parties under the Senior Finance Documents in accordance with the provisions of the Intercreditor Agreement (to which UGI Bordeaux shall accede as of the date hereof) and that such subsidies shall be considered as Investor Debt for the purposes of the Intercreditor Agreement.

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This letter constitutes a Senior Finance Document.

This letter shall be governed by and construed in accordance with French law and Clause 30 (Governing law and submission to jurisdiction) of the Facilities Agreement shall apply mutatis mutandis to this letter.

If you agree with the terms of this letter, please execute a copy thereof.

Yours faithfully,

UGI BORDEAUX HOLDING

____________________________________________
Name:
Title:

AGZ HOLDING

____________________________________________
Name:
Title:

CALYON
FOR ITSELF AND AS FACILITY AGENT ON BEHALF AND FOR THE ACCOUNT OF THE LENDERS

____________________________________________
Name:
Title:

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